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                                                                    EXHIBIT 11.1

                      ADVANCED FIBRE COMMUNICATIONS, INC.
            SCHEDULE RE: COMPUTATION OF NET INCOME (LOSS) PER SHARE
                     (In thousands, except per share data)

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
                                                  Three Months      Six Months Ended
                                                 Ended June 30,         June 30,
                                                -----------------   -----------------
                                                 1997      1996      1997      1996
                                                -------   -------   -------   -------
Net income (loss)                               $ 8,056   $(3,713)  $12,955   $(1,541)
                                                -------   -------   -------   -------
Weighted average common shares outstanding       34,966     5,447    34,069     5,270
Redeemable convertible preferred stock, on an
  as-if converted basis                              --    18,717        --    18,607
Common stock equivalents--stock options and
  warrants                                        4,287        --     4,763        --
Staff Accounting Bulletin No. 83 issuances
  and grants:
    Stock options                                    --       229        --       300
    Redeemable convertible preferred stock
    issued                                           --        39        --        78
                                                -------   -------   -------   -------

Shares used in per share computations            39,253    24,432    38,832    24,255
                                                -------   -------   -------   -------
Net income per share                            $  0.21             $  0.33
                                                -------             -------
                                                -------             -------
Pro forma net loss per share                              $ (0.15)            $ (0.06)
                                                          -------             -------
                                                          -------             -------
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